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                                                                       EXHIBIT 4

                          1993 LONG-TERM INCENTIVE PLAN
                                       OF
                         MICHAEL ANTHONY JEWELERS, INC.

         1. PURPOSE OF THE PLAN. This 1993 Long-Term Incentive Plan of Michael Anthony Jewelers, Inc. adopted on this 22nd day of April, 1993, is intended to enable officers and key employees of the Company and its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants an incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future.

         2. DEFINITIONS. When used herein, the following terms shall have the meaning set forth below:

            2.1 "AWARD" means an Option, an Option granted in tandem with an SAR, a Performance Plan Award, a Reload Option, a Restricted Stock Award, a Restricted Stock Award granted in tandem with an Option, an SAR or a Stock Bonus Award.

            2.2 "AWARD AGREEMENT" means a written agreement in such form as may be from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Employee and which shall set forth the terms and conditions of an Award under the Plan.

            2.3 "BOARD" means the Board of Directors of Michael Anthony Jewelers, Inc.

            2.4 "CHANGE IN CONTROL" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
      Schedule 14A of Regulation 14A promulgated under the Exchange Act (as in effect on the date the Plan



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      is adopted by the Board), whether or not the Company is then subject to such reporting requirement; provided, that, without limitation, a Change in Control shall be deemed to have occurred if:

            (a) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities; provided, however, that a Change in Control shall not be deemed to occur under this clause (a) by reason of the acquisition of securities by the Company or an employee benefit plan (or any trust funding such a plan) maintained by the Company, or by reason of the new issuance of securities directly by the Company;

            (b) during any period of two (2) consecutive years (not including any period prior to the adoption of this Plan) there shall cease to be a majority of the Board comprised of Continuing Directors; or

            (c) (i) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty-one percent (51%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.



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            2.5 "CODE" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

            2.6 "COMMITTEE" means the Stock Option Committee of the Board or any other committee appointed by the Board which is invested by the Board with responsibility for the administration of the Plan and whose members meet the requirements for eligibility to serve as set forth in Rule 16b-3 and in the Plan.

            2.7 "COMPANY" means Michael Anthony Jewelers, Inc.

            2.8 "CONTINUING DIRECTORS" means individuals who at the beginning of any period of two (2) consecutive years (not including any period prior to the adoption of this Plan) and any new director(s) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

            2.9 "EMPLOYEE STOCKHOLDER" means an Employee who, at the time an Incentive Stock Option is granted owns, as defined in Section 424 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of: (a) the Company; or (b) if applicable, a Subsidiary or a Parent.

            2.10 "EMPLOYEES" means officers (including officers who are members of the Board) and other key employees of the Company or any of its Subsidiaries.

            2.11 "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect at the time of reference, or any successor law which may hereafter be



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      adopted in lieu thereof, and any reference to any specific provisions of
      ERISA shall refer to the corresponding provisions of ERISA as it may hereafter be amended or replaced.

            2.12 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may hereafter be amended or replaced.

            2.13. "EXERCISED OPTION" has the meaning ascribed to it in Section
      2.24 hereof.

            2.14 "FAIR MARKET VALUE" means, with respect to the Shares, the closing price of the Shares on the American Stock Exchange or other national securities exchange, on the last business day prior to the date on which the value is to be determined, as reported in the WALL STREET JOURNAL or such other source of quotations for, or report of trading of, the Shares as the Committee may reasonably select from time to time; provided, however, if the Shares are not then traded on such an exchange, but are then traded on the over-the-counter market, Fair Market Value means the mean between the high and low bid and asked prices for the Shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding day on which sales occurred if there were no sales on such date); provided further, however, if no sales have occurred in the over-the-counter market during the three week period preceding the date on which the value is to be determined, Fair Market Value means the average



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      of the mean between the high and low bid and asked prices for the Shares on the over-the-counter market for the three (3) month period ending on the last business day prior to the date on which the value is to be determined; provided, further, however, if the Shares are reported in the National Market List of the National Association of Securities Dealers, Inc. Automated Quotation System, the closing price shall be substituted above for the mean of the high and the low bid and asked prices.

            2.15 "INCENTIVE STOCK OPTION" means an Option meeting the requirements and containing the limitations and restrictions set forth in
      Section 422 of the Code.

            2.16 "NON-QUALIFIED STOCK OPTION" means an Option other than an Incentive Stock Option.

            2.17 "OPTION" means the right to purchase the number of Shares specified by the Committee, at a price and for a term fixed by the Committee, in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee may impose.

            2.18 "PARENT" means any corporation, other than the employer corporation, in an unbroken chain of corporations ending with the employer corporation if, at the time of the granting of the Option, each of the corporations other than the employer corporation owns stock possession fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            2.19 "PERFORMANCE GOALS" has the meaning ascribed to it in Section 11 of the Plan.

            2.20 "PERFORMANCE PERIOD" has the meaning ascribed to it in Section 11 of the Plan.



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            2.21 "PERFORMANCE PLAN AWARD" means the right to receive Options,
      Reload Options, Restricted Stock Awards, SARs, Shares, Stock Bonus Awards or units (representing such monetary amount as designated by the Committee and payable in cash or in Shares) pursuant to Section 11 of the Plan, which right is based on, or subject to, in whole or in part, the achievement of certain performance criteria specified by the Committee.

            2.22 "PLAN" means the 1993 Long-Term Incentive Plan of Michael Anthony Jewelers, Inc.

            2.23 "REGULATION T" means Part 220, chapter II, title 12 of the Code of Federal Regulations, issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, as amended from time to time, or any successor regulation which may hereafter be adopted in lieu thereof.

            2.24 "RELOAD OPTION" means, with respect to an Employee who exercises an Option or Reload Option (the "Exercised Option") with Shares, an Incentive Stock Option or Non-Qualified Stock Option to purchase a number of Shares equal to the number of Shares transferred to the Company upon exercise of the Exercised Option, on terms similar to those set forth in the Award Agreement evidencing such Exercised Option, except that the option price per Share shall equal the Fair Market Value of the Shares subject to the Reload Option on the date the Reload Option is granted, and subject to such other terms, limitations and restrictions as the Plan and the Committee may impose. All provisions in the Plan applicable to Options shall also apply to Reload Options.

            2.25 "RESTRICTED STOCK AWARD AGREEMENT" means an Award Agreement



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      executed in connection with a Restricted Stock Award.

            2.26 "RESTRICTED STOCK AWARD" means the right to receive Shares, but subject to forfeiture and/or other restrictions set forth in the related Restricted Stock Award Agreement and the Plan.

            2.27 "RULE 16B-3" means Rule 16b-3 of the General Rules and Regulations of the Securities and Exchange Commission as in effect at the time of reference, or any successor rules or regulations which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of Rule 16b-3 shall refer to the corresponding provisions of Rule 16b-3 as it may hereafter be amended or replaced.

            2.28 "SAR" means a stock appreciation right, which is a right to receive an amount in cash, or Shares, or a combination of cash and Shares, as determined or approved by the Committee, no greater than the excess, if any, of (i) the Fair Market Value of a Share on the date the SAR is exercised, over (ii) the SAR Base Price.

            2.29 "SAR BASE PRICE" means the Fair Market Value of a Share on the date an SAR was granted, or if the SAR was granted in tandem with an Option (whether or not the Option was granted on a different date than the SAR), in the Committee's discretion, the option price of a Share subject to the Option.

            2.30 "SHARES" means shares of the Company's $.001 par value common stock or, if by reason of the adjustment provisions contained herein, any rights under an Award under the Plan pertaining to any other security, such other security.

            2.31 "STOCK BONUS AWARD" means the right to receive Shares as provided in Section 10 of the Plan.

            2.32 "SUBSIDIARY" OR "SUBSIDIARIES" means any corporation or corporations



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      other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            2.33 "SUCCESSOR" means the legal representative of the estate of a deceased Employee or the person or persons who shall acquire the right to exercise or receive an Award by bequest or inheritance or by reason of the death of the Employee.

            2.34 "TERM" means the period during which a particular Award may be exercised.

            2.35 "WINDOW PERIOD" means the period beginning on the third business day following the date of release of the financial data specified in paragraph (e)(1)(ii) of Rule 16b-3 and ending on the twelfth business day following such date.

      3. STOCK SUBJECT TO THE PLAN. There will be reserved for use, upon the issuance, vesting or exercise of Awards to be granted from time to time under the Plan, an aggregate of Seven Hundred Fifty Thousand (750,000) Shares, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. Any Shares subject to issuance upon exercise of Options or SARs, or vesting of Performance Plan Awards, but which are not issued because of a surrender, lapse, expiration, forfeiture or termination of any such Option, SAR or Performance Plan Award prior to issuance of the Shares shall once again be available for issuance in satisfaction of Awards. Similarly, any Shares issued pursuant to a Restricted Stock Award which are subsequently forfeited pursuant to the terms




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of the related Restricted Stock Award Agreement shall once again be available for issuance in satisfaction of Awards.

         4. ADMINISTRATION OF THE PLAN. The Board shall appoint the Committee, which shall consist of not less than two (2) disinterested directors as defined in Rule 16b-3. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to determine the Employees to whom Awards shall be granted, the number of Shares to be covered by each of the Awards, and the terms of any such Award; to amend or cancel Awards (subject to Section 23 of the Plan), to accelerate the vesting of Awards; to require the cancellation or surrender of any previously granted awards under this Plan or any other plans of the Company as a condition to the granting of an Award, to interpret the Plan; and to prescribe, amend, and, rescind rules and regulations relating to the Plan, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Awards hereunder. The Board may from time to time appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meetings and records of all action taken in writing without a meeting. No member of the Committee shall be


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liable, in the absence of bad faith, for any act or omission with respect to his or her service on the Committee.

         5. EMPLOYEES TO WHOM AWARDS MAY BE GRANTED. Awards may be granted in each calendar year or portion thereof while the Plan is in effect to such of the Employees as the Committee, in its discretion, shall determine. In determining the Employees to whom Awards shall be granted and the number of Shares to be issued or subject to purchase or issuance under such Awards, the Committee shall take into account the recommendations of the Company's management as to the duties of the respective Employees, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. No Award shall be granted to any member of the Committee so long as his or her membership on the Committee continues or to any member of the Board who is not also an officer or key employee of the Company or any Subsidiary.

         6.       Stock Options.

                  6.1 TYPES OF OPTIONS. Options granted under the Plan may be
         (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, (iii) a combination of the foregoing or (iv) Reload Options. The Award Agreement shall designate whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option and separate Award Agreements shall be issued for each type of Option when a combination of an Incentive Stock Option and a Non-Qualified Stock Option are granted on the same date to the same Employee. Any Option which is designated as a Non-Qualified Stock Option shall not be treated by the Company or the Employee to whom the Option is granted as an Incentive Stock Option for federal income tax purposes.



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               6.2 OPTION PRICE. The option price per Share of any Non-Qualified
          Stock Option granted under the Plan shall be the Fair Market Value of the Shares covered by the Option on the date the Option is granted unless the Committee, in its sole discretion, determines to set the option price at an amount less than or greater than the Fair Market Value of the Shares on such date. The option price per Share of any Incentive Stock Option granted under the Plan shall not be less than the Fair Market Value of the Shares covered by the Option on the date the Option is granted, Notwithstanding anything herein to the contrary, the option price per Share of any Incentive Stock Option granted to an Employee Stockholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

               6.3 TERM OF OPTIONS. Options granted hereunder shall be exercisable for a Term of not more than ten (10) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided. Each Award Agreement issued hereunder shall specify the Term of the Option, which shall be determined by the Committee in accordance with its discretionary authority hereunder. No Option in tandem with an SAR shall be exercisable during the first six
          (6) months following the date of grant of the SAR, except that this limitation shall not apply in the event that it is permissible under Rule 16b-3 to exercise the Option prior to the expiration of the six
          (6) month period.

               Notwithstanding anything herein to the contrary, if an Incentive Stock Option is granted to an Employee Stockholder, then such Incentive Stock Option shall not be exercisable more than five (5) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided.



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        7. LIMIT ON FAIR MARKET VALUE OF INCENTIVE STOCK OPTIONS. No Employee
may be granted an Incentive Stock Option hereunder to the extent that the aggregate fair market value (such fair market value being determined as of the date of grant of the option in question) of the stock with respect to which incentive stock options are first exercisable by such Employee during any calendar year (under all such plans of the Employee's employer corporation, its Parent, if any, and its Subsidiaries, if any) exceeds One Hundred Thousand Dollars ($100,000). For purposes of the preceding sentence, options shall be taken into account in the order in which they were granted. Any Option granted under the Plan which is intended to be an Incentive Stock Option, but which exceeds the limitation set forth in this Section 7, shall be a Non-Qualified Stock Option.

        8.       STOCK APPRECIATION RIGHTS.

                 8.1 GRANT OF SAR. The Committee, in its discretion, may grant an Employee an SAR in tandem with an Option or may grant an Employee an SAR on a stand alone basis. The Committee, in its discretion, may grant an SAR in tandem with an Option either at the time the Option is granted or at any time after the Option is granted, but no later than six (6) months and one (1) day prior to the end of the Term of the Option, so long as the grant of the SAR is made during the period in which grants of SARs may be made under the Plan. The Committee, in its discretion, may grant an SAR in tandem with an Option which is exercisable either in lieu of, or in addition to, the exercise of the related Option.

                 8.2 LIMITATIONS ON EXERCISE. Each SAR granted in tandem with an Option shall be exercisable to the extent, and only to the extent, the related Option is exercisable and shall be for such Term as the Committee may determine (which Term, which is not to


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        exceed ten (10) years, may expire prior to the Term of the related
        Option). Each SAR granted on a stand alone basis shall be exercisable to the extent, and for such Term, as the Committee may determine. No SAR or any related Option shall be exercisable during the first six (6) months following the date of grant of the SAR, except that this limitation will not apply in the event it is permissible under Rule 16b-3 to exercise the SAR prior to the expiration of the six (6) month period. If, and to the extent, an Employee who is subject to Section 16(b) of the Exchange Act is to receive cash in exchange for an SAR, the SAR and any related Option are exercisable only during a Window Period and the right of the Employee to request to be paid in cash may only be made during a Window Period. The SARs shall be subject to such other terms and conditions as the Committee, in its discretion, shall determine, which are not otherwise inconsistent with the Plan. The terms and conditions may include Committee approval of the exercise of the SAR, limitations on the time within which and the extent to which such SAR shall be exercisable, limitations, if any, on the amount of appreciation in value which may be recognized with regard to such SAR, and specification of what portion, if any, of the amount payable to the Employee upon exercise of such SAR shall be payable in cash and what portion if any, shall be payable in Shares. If, and to the extent, that Shares are issued in satisfaction of amounts payable on exercise of an SAR, the Shares shall be valued at their Fair Market Value on the date of exercise.

                  8.3 SARs IN TANDEM WITH INCENTIVE STOCK OPTIONS. With respect to SARs granted in tandem with Incentive Stock Options, the following shall apply:

                      (a) No SAR shall be exercisable unless the Fair Market Value of


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        the Shares on the date of exercise exceeds the option price of the related Incentive Stock Option.

            (b) In no event shall any amounts paid pursuant to the SAR exceed the difference between the Fair Market Value of the Shares on the date of exercise and the option price of the related Incentive Stock Opiton.

            8.4 SURRENDER OF OPTION OR SAR GRANTED IN TANDEM. If the Award Agreement related to the grant of an SAR in tandem with an Option provides that the SAR can only be exercised in lieu of the related Option, then, upon exercise of such SAR, the related Option or portion thereof with respect to which such SAR is exercised shall be deemed surrendered and shall not thereafter be exercisable, and, similarly, upon exercise of the Option, the related SAR or portion thereof with respect to which such Option is exercised shall be deemed surrendered and shall not thereafter be exercisable. If the Award Agreement related to the grant of an SAR in tandem with an Option provides that the SAR can be exercised in addition to the related Option, then, upon exercise of such SAR, the related Option or portion thereof with respect to which such SAR is exercised shall not be deemed surrendered and shall continue to be exercisable and, similarly, upon exercise of the Option, the related SAR or portion thereof with respect to which such Option is exercised shall not be deemed surrendered and shall continue to be exercisable.

            9. RESTRICTED STOCK AWARDS. Restricted Stock Awards granted under the Plan shall be subject to such terms and conditions as the Committee may, in its discretion, determine and set forth in the related Restricted Stock Award Agreements. The Committee, in its discretion, may grant an Employee a Restricted Stock Award on a stand alone basis or in


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tandem with an Option. Restricted Stock Awards shall be granted in accordance with, and subject to, the provisions set forth below.


            9.1 ISSUANCE OF SHARES. Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement which shall set forth the number of Shares issuable under the Restricted Stock Award. Subject to the restrictions in Section 9.3 of the Plan, and subject further to such other restrictions or conditions established by the Committee, in its discretion, and set forth in the related Restricted Stock Award Agreement (such as requiring the Employee to pay an amount equal to the aggregate par value of the Shares to be issued thereunder), the number of Shares granted under a Restricted Stock Award shall be issued in the recipient Employee's name on the date of grant of such Restricted Stock Award or as soon as reasonably practicable thereunder.

            9.2 RIGHT OF RECIPIENT EMPLOYEES. Shares received pursuant to Restricted Stock Awards shall be duly issued or transferred to the Employee, and a certificate or certificates for such Shares shall be issued in the Employee's name. Subject to the restrictions in Section
        9.3 of the Plan, and subject further to such other restrictions or conditions established by the Committee, in its discretion, and set forth in the related Restricted Stock Award Agreement, the Employee shall thereupon be a stockholder with respect to all the Shares represented by such certificate or certificates and shall have the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions paid with respect to such Shares. In aid of the restrictions in Section
        9.3 of the Plan and in the related Restricted Stock Award Agreement, the certificate or certificates for


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        Shares awarded hereunder, together with a suitably executed stock power signed by such recipient Employee, shall be held by the Company in its control for the account of such Employee (i) until the restrictions in
        Section 9.3 of the plan and in the related Restricted Stock Award Agreement lapse pursuant to the Plan or the Restricted Stock Award Agreement, at which time a certificate for the appropriate number of Shares (free of all restrictions imposed by the Plan or the Restricted Stock Award Agreement) shall be delivered to the Employee, or (ii) until such Shares are forfeited to the Company and canceled as provided by the Plan or the Restricted Stock Award Agreement.

            9.3 RESTRICTIONS. Except as otherwise determined by the Committee in its sole discretion, each share issued pursuant to a Restricted Stock Award Agreement shall be subject, in addition to any other restrictions set forth in the related Restricted Stock Award Agreement, to the following restrictions until such restrictions have lapsed pursuant to
        Section 9.4 of the Plan;

            (a) DISPOSITION. The Shares awarded to an Employee and held by the Company pursuant to Section 9.2 of the Plan, and the right to vote such Shares or receive dividends on such Shares, may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of; provided, however, that such Shares may be transferred upon the death of the Employee to the Employee's Successor. Any transfer or purported transfer of such Shares in violation of the restrictions outlined in this Section
        9.3 shall be null and void and shall result in the forfeiture of the Shares transferred or purportedly transferred to the Company without notice and without consideration.




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            (b) FORFEITURE. The Shares awarded to an Employee and held by the
        Company pursuant to Section 9.2 of the Plan shall be forfeited to the Company without notice and without consideration therefor immediately upon the termination of the Employee's employment with the Company and all Subsidiaries of the Company for any reason other than (i) death,
        (ii) disability, (iii) retirement, (iv) the Employee's attainment of age sixty-five (65), (v) Good Reason (as defined in the related Restricted Stock Award Agreement) if by the Employee, or (vi) other than for Cause (as defined in the related Restricted Stock Award Agreement) if by the Company.

            9.4 LAPSE OF RESTRICTIONS. Except as otherwise determined by the Committee in its sole discretion, the restrictions set forth in Section
        9.3 of the Plan on Shares issued under a Restricted Stock Award shall lapse on, and certificates for the Shares held for the account of the Employee in accordance with Section 9.2 of the plan hereof shall be appropriately distributed to the Employee as soon as reasonably practical after, the earliest of:

            (a) the Employee's death;

            (b) the termination of the Employee's employment by reason of the Employee being "disabled" or defined in Section 22(e)(3) of the Code;

            (c) the Employee's early, normal or late retirement pursuant to the retirement plans of the Company or any of its Subsidiaries;

            (d) the Employee's attainment of age sixty-five (65);

            (e) the termination of the Employee's employment by the Employee



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         for Good Reason (as defined in the related Restricted Stock Award
         Agreement) or by the Company other than for Cause (as defined in the related Restricted Stock Award Agreement); or

            (f)      (i)      the first anniversary of the date of grant with
            respect to one-third (1/3) of the Shares originally awarded,

                (ii) the second anniversary of the date of grant with respect to an additional one-third (1/3) of the Shares originally awarded, and

                (iii) the third anniversary of the date of grant with respect to the balance of the Shares originally awarded.

            9.5 SURRENDER OF OPTIONS OR RESTRICTED STOCK GRANTED IN TANDEM. If the Restricted Stock Award Agreement related to the grant of a Restricted Stock Award in tandem with an Option provides that the Option can only be exercised in lieu of the scheduled vesting for the Restricted Stock Award, then, upon vesting of the Shares subject to the Restricted Stock Award, the related Option or portion thereof with respect to which such Restricted Stock Award becomes vested shall be deemed surrendered and shall not thereafter be exercisable and, similarly, upon exercise of the Option, the Shares subject to the related Restricted Stock Award or portion thereof with respect to which such Option is exercised shall be deemed forfeited to the Company and shall be canceled as provided by the Plan or the Restricted Stock Award Agreement.

            10. STOCK BONUS AWARDS. Stock Bonus Awards may be granted under the Plan with respect to Shares, and shall be granted, subject to the provisions of the Plan, upon such terms and conditions as the Committee may determine in its discretion. The Committee, in its discretion, may require the Employees to whom Stock Bonus Awards are granted to pay the Company an amount equal to the aggregate par value of the Shares to be issued to such Employees. Subject to the Employee delivering in cash or by check the amounts, if any, required to be paid pursuant to this Section 10 or pursuant to
Section 21 of the Plan (relating to taxes), a certificate or certificates for such Shares shall be issued in the Employee's name as soon as reasonably practicable following the date of grant, or if such payments are required, following the date of such payments. The Company shall deliver such certificate or certificates to the Employee and the Employee shall thereupon be a stockholder with respect to all Shares represented by such certificate or certificates and shall have all the rights of a stockholder with respect to such Shares.

         11.      PERFORMANCE PLAN AWARDS.

                  (a) PERFORMANCE PLAN AWARDS. Performance Plan Awards may be granted under the Plan in such form as the Committee may from time to time approve. Performance Plan Awards may be granted alone, in addition to or in tandem with other Awards under the Plan. Subject to the terms of the Plan, including the terms of the Plan applicable to any underlying type of Award that is the subject of a Performance Plan Award (i.e., an Option, an Option granted in tandem with an SAR, a Reload Option, a Restricted Stock Award, a Restricted Stock Award granted in tandem with an Option, an SAR or a Stock Bonus Award, as the case may be), the Committee shall determine the number of Performance Plan Awards to be granted to an Employee, the terms and conditions applicable to any particular Performance Plan Award made to an Employee and, in the case of a performance Plan Award of units, the monetary amount represented by each such unit.

         (b) PERFORMANCE GOALS AND PERFORMANCE PERIODS. A Performance Plan Award shall provide that in order for an Employee to vest, in whole or in part, in such Performance Plan Award the Company and/or the Employee must achieve certain individual and/or aggregate performance criteria ("Performance Goals") over a designated performance period ("Performance Period"). The Performance Goals and Performance Period shall be established by the Committee, in its sole discretion. The Committee may also establish a schedule or schedules for any such Performance Period setting forth the portion of the Performance Plan Award which will be earned or forfeited based on the degree of achievement of the Performance Goals actually achieved or exceeded. In setting Performance Goals the Committee may use such measures as cumulative or non-cumulative return on equity, earnings growth, revenue growth or such other individual and/or aggregate measure or measures of performance in such manner as it deems appropriate. During the Performance Period, the Committee, except as provided otherwise in the Award Agreement evidencing the Performance Plan Award, shall have the authority to adjust upward or downward the Performance Goals in such manner as it deems appropriate.

         (c) PAYMENTS OF UNITS. An employee who has been granted a Performance Plan Award of units shall be entitled to receive a payment with respect to such units in an amount equal to the number of units earned at the conclusion of the respective Performance Period times the dollar value of each unit. Payment in settlement of such unit shall be made in cash, in Shares, or in any combination thereof, as the Committee in its sole discretion shall determine, and shall be made as soon as practicable following the conclusion of the respective Performance Period and the calculation of the dollar value of such units.

         12. CASH PAYMENTS FOR TAXES. The Committee may, in its sole discretion, provide in an Award Agreement that the Company will make a cash payment to the Employee covered thereby equal to the aggregate of the amount of federal, state and local income taxes which such Employee would be required to pay to each such taxing authority attributable to the realization of taxable income, if any, as a result of the receipt of Shares pursuant to any Award (other than an

Incentive Stock Option) granted under the Plan. The Committee may, in its discretion, require the Employee to make an election to be taxed immediately under Section 83(b) of the Code as a condition to receiving such payment. In computing the amount of such payment, it shall be assumed that every Employee granted an Award under the Plan is subject to tax by each taxing authority at the highest marginal tax rate in the respective taxing jurisdiction of such Employee (provided that the highest marginal tax rate for federal income tax purposes shall be determined under Section 1 of the Code), taking into account the city and state in which such Employee resides, but giving effect to the tax benefit, if any, which such Employee may enjoy to the extent that any such tax is deductible in determining the tax liability of any other taxing jurisdiction (disregarding the effects of code Section 68 in determining deductibility for federal income tax purposes). Likewise, the Committee may, in its sole discretion, provided in an Award Agreement that the Company will make a cash payment to the Employee covered thereby equal to the amount of excise taxes (i.e., an "excise tax gross-up payment") which such Employee would be required to pay pursuant to Section 4999 of the Code as a result of all or any part of such Employee's Award being treated as an "excess parachute payment" within the meaning of Section 280G(b) of the Code. In addition to the foregoing, the Committee may, in its discretion, increase each cash payment due to an Employee hereunder, such that each Employee who receives Shares and/or an excise tax gross-up payment pursuant to any Award granted under this Plan shall receive such Shares and/or excise tax gross-up payment net of all income and/or excise taxes imposed on such employee on account of the receipt of such Shares and/or excise tax gross-up payment.

         13. DATE OF GRANT. The date of grant of an Award granted hereunder shall be the date on which the Committee acts in granting the Award.

         14.      EXERCISE OF RIGHTS UNDER OPTIONS OR SARs.

                  14.1 NOTICE OF EXERCISE. An Employee entitled to exercise an Option or SAR shall do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option or SAR is being exercised and any other relevant information the Committee may require. The notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made in cash or, with the Committee's approval (which in the case of Incentive Stock Options must be given at the time of grant), in Shares valued at Fair Market Value at the time of exercise or a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. An Employee exercising a SAR of an Option granted in tandem with a SAR may, if the terms and conditions of the Award so provide, state in the notice of exercise what percentage of the SAR the Employee desires to be paid in cash or Shares, in which event the Committee may honor the request so made or satisfy the SAR in cash or Shares or some combination of each, as the Committee may determine in its sole discretion. All notices or requests provided for herein shall be delivered to the Company's Secretary, or such other person as the Committee may designate.

                  14.2 CASHLESS EXERCISE PROCEDURES. The Company, in its sole discretion, may establish procedures whereby an Employee, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the option price to the Company; provided, however, that these cashless exercise procedures shall not apply to Incentive Stock Options which are outstanding on the date the Company establishes such procedures unless the application of such procedures to such Options is permitted pursuant to the Code and the regulations thereunder without affecting the Options' qualification under Code Section 422 as

Incentive Stock Options. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Employee wishing to utilize the cashless exercise program.

         15. AWARD TERMS AND CONDITIONS. Each Award or each agreement setting forth an Award shall contain such other terms and conditions not inconsistent herewith as shall be approved by the Committee. For example, an Award Agreement evidencing an Option may provide for the automatic grant of a Reload Option to an Employee who exercises an Option with Shares.

         16. RIGHTS OF AWARD HOLDER. The holder of an Award shall not have any of the rights of a stockholder with respect to the Shares subject to purchase or receipt under the Award, except that (a) an Award holder's rights with respect to a Restricted Stock Award shall be as prescribed in Section 9.2 and (b) stockholder rights with respect to any other Award shall rise at the time and to the extent that one or more certificates for such Shares shall be delivered to the holder upon the due exercise or grant of the Award.

         17. NONTRANSFERABILITY OF AWARDS. An Award shall not be transferable other than: (a) by will or the laws of descent and distribution, and an Award subject to exercise may be exercised, during the lifetime of the holder of the Award, only by the holder or in the event of death, the holder's Successor, or in the event of disability, the holder's personal representative, or (b) pursuant to a qualified domestic relations order, as defined in the Code or ERISA or the rules thereunder; provided, however, that an Incentive Stock Option may not be transferred pursuant to a qualified domestic relations order unless such transfer is otherwise permitted pursuant to the

Code and the regulations thereunder without affecting the Option's qualification under Code Section 422 as an Incentive Stock Option.

         18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or similar transactions or events, the number and class of Shares subject to Awards theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee (which adjustment may, but need not, include payment to the holder of an Option or SAR, in cash or in shares, in an amount equal to the difference between the price at which such Option or SAR may be exercised and the then current fair market value of the Shares subject to such Option or SAR as equitably determined by the Committee). The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee, in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Award.

         19. CHANGE IN CONTROL. Notwithstanding anything to the contrary in the Plan or any Award Agreement, in the case of a Change in Control of the Company, the Committee may, in its discretion, taking into account the purposes of this Plan, determine, on a case by case basis, that each Award granted under the Plan shall, subject to the following provisions, terminate ninety (90) days after the occurrence of such Change in Control but, in the event of any such termination:

         (a) An Option or SAR holder ( not including the holder of an Option in tandem with a Restricted Stock Award) shall have the right, commending at least five (5) days prior to such Change in Control and subject to any other limitation on the exercise of such Option or SAR in effect on the date of exercise, (i) to immediately exercise any Options not in tandem with SARs or Restricted Stock Awards in full, without regard to any vesting limitations, to the extent they shall not have been theretofore exercised, and (ii) to exercise at any time after the sixth (6th) month anniversary of the date of the grant of the respective SAR (but subject to the restrictions of Rule 16b-3), any SARs or Options in tandem with SARs in full, without regard to any vesting limitations, to the extent they shall not have been theretofore exercised, provided, however, that no SAR or Option in tandem with a SAR shall terminate prior to the end of the first Window Period following the occurrence of such Change in Control;

         (b) All restrictions on Restricted Stock Awards shall immediately lapse, certificates for the affected Shares shall be appropriately distributed and any Options in tandem with Restricted Stock Awards will be deemed to have been surrendered; and

         (c) All vesting limitations with respect to Performance Plan Awards shall be deemed satisfied and any Option, Reload Option, Restricted Stock Award, SAR, Share or Stock Bonus Award issuable thereunder shall, subject to (a) and
(b) above, be appropriately issued, and any cash payment required to be made with respect to a unit shall be appropriately made.

         20. FORMS OF AWARDS. Nothing contained in the Plan nor any resolution adopted or to be adopted by the Board or by the stockholders of the Company shall constitute the granting of any Award. An Award shall be granted hereunder only by action taken by the Committee in granting an Award. Whenever the Committee shall designate an Employee for the receipt of an Award, the Company's Secretary, or such other person as the Committee may designate, shall forthwith send notice thereof to the Employee, in such form as the Committee shall approve, stating the number of Shares subject to the Award, its Term, and the other terms and conditions thereof. The notice shall be accompanied by a written Award Agreement in such form as may from time to time hereafter be approved by the Committee, which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued Awards is made a condition of the grant, the notice shall set forth the pertinent details of such condition. Execution by the Employee to whom such Award is granted of said Award Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise or receipt of any Award.

         21.      TAXES.

                  21.1 RIGHT TO WITHHOLD REQUIRED TAXES. The Company shall have the right to require a person entitled to receive Shares pursuant to the receipt, vesting or exercise of an Award under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Award. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable in cash or in shares or from any other amounts payable any time thereafter to the Employee. The Company shall also have the right to deduct from any cash payment payable to a person pursuant to an Award the amount of any taxes which the Company is required by law to withhold with respect to such cash payment. If the Employee disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying disposition under Sections 421 and 422 of the Code, the Employee shall notify the Company of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable then or at any time thereafter to the Employee.

                  21.2 EMPLOYEE ELECTION TO WITHHOLD SHARES. Subject to Committee approval (which in the case of Incentive Stock Options must be given at the time of grant), an Employee may elect to satisfy the tax liability with respect to the exercise of an Option by having the Company withhold Shares otherwise issuable upon exercise of the Option; provided, however, that if an Employee is subject to Section 16(b) of the Exchange Act at the time the Option is exercised, such election must satisfy the requirements of Rule 16b-3.

         22. TERMINATION OF THE PLAN. The Plan shall terminate ten (10) years from the date hereof, and an Award shall not be granted under the Plan after that date although the terms of any Awards may be amended at any date prior to the end of its Term in accordance with the Plan. Any Awards outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Award and this Plan.

         23. AMENDMENT OF THE PLAN. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall be made if stockholder approval under Section 422 of the Code or Rule 16b-3 would be required. Notwithstanding the discretionary authority granted to the Committee in Section 4 of the Plan, no amendment of the Plan or any Award granted under the Plan shall impair any of the rights of any holder, without the holder's consent, under any Award theretofore granted under the Plan.

         24. DELIVERY OF SHARES ON EXERCISE OR GRANT. Delivery of certificates for Shares pursuant to the grant or exercise of an Award may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require an Employee to furnish the Company with appropriate representations and a written investment letter prior to the exercise of an Award or the delivery of any Shares pursuant to an Award.

         25. FEES AND COSTS. The Company shall pay all original issue taxes on the issuance or exercise of any Award granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

         26. EFFECTIVENESS OF THE PLAN. The Plan shall become effective when approved by the Board. The Plan shall thereafter be submitted to the Company's stockholders for approval and unless the Plan is approved by the affirmative votes of the holders of shares having a majority of the voting power of all shares either (i) represented at a meeting duly held in accordance with Delaware law within twelve (12) months after being approved by the Board, the Plan and all Awards made under it shall be void and of no force and effect. In aid of this provision, any Award granted prior to their approval of the Plan by the Company's stockholders shall be conditioned upon receipt of such approval.

         27. OTHER PROVISIONS. As used in the Plan, and in Awards and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identify of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Awards and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

         28. DELAWARE LAW TO GOVERN. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

                                 AMENDMENT NO. 1
                      TO THE 1993 LONG-TERM INCENTIVE PLAN
                       OF MICHAEL ANTHONY JEWELERS, INC.

        1. Section 3 of the Plan is hereby amended to increase the number of Shares reserved for use, upon the issuance, vesting or exercise of Awards to be granted from time to time under the Plan, from 750,000 to 1,000,000 Shares.

        2. Section 5 of the Plan is hereby amended by adding the following as the last sentence thereof

        "Moreover, during any one fiscal year of the Company, neither the chief executive officer of the Company (or an individual acting in such capacity) nor any other Employee whose total compensation for such fiscal year is required to be reported to the Company's stockholders pursuant to the Exchange Act by reason of such Employee being among the four (4) highest compensated officers (other than the chief executive officer) for such fiscal year, may be granted options, SARs or Options in tandem with SARs to acquire more than 150,000 Shares."

         3. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

         4. This Amendment No. 1 to the Plan shall be effective when approved by the Board. Unless this Amendment No. 1 to the Plan is approved by the affirmative votes of the holder of shares having a majority of the voting power of all shares represented at a meeting duly held in accordance with Delaware law within twelve (12) months after being approved by the Board, this Amendment No. 1 and all Awards granted under it shall be void and of no force and effect.

As approved by the Board of Directors of the Company on September 21, 1993), subject to stockholder approval.

                                AMENDMENT NO. 2
                         TO THE LONG-TERM INCENTIVE PLAN
                       OF MICHAEL ANTHONY JEWELERS, INC.

         1. Section 2.6 of the Plan is hereby amended by adding the phrase ",to the extent practical," after the word "eligibility" in the phrase "whose members meet the requirements for eligibility to serve" near the end of the sentence.

         2. Section 3 of the Plan is hereby amended to increase the number of Shares reserved for use, upon the issuance, vesting or exercise of Awards to be granted from time to time under the Plan, from 1,000,000 to 2,000,000 Shares.

         3. Section 4 of the Plan is hereby amended by deleting the first two sentences of the paragraph and adding the following three sentences at the beginning of the paragraph:

         "The Board may appoint a Committee to administer the Plan, which Committee shall consist of not less than two (2) disinterested directors, to the extent practical, as defined in Rule 16b- 3. Subject to the provisions of the Plan, the Committee or the Board shall have full authority, in its discretion, to determine the Employees to whom Awards shall be granted, the number of Shares to be covered by each of the Awards, and the terms of any such Award; to amend or cancel Awards (subject to Section 23 of the Plan), to accelerate the vesting of Awards; to require the cancellation or surrender of any previously granted awards under this Plan or any other plans of the Company as a condition to the granting of an Award, to interpret the Plan; and to prescribe, amend, and rescind rules and regulations relating to the Plan, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Awards hereunder. Notwithstanding anything in the Plan to the contrary any and all rights conferred upon the Committee shall also be conferred upon the Board."

         4. Section 17 of the Plan is hereby amended by adding the phrase "(other than Awards of non-qualified stock options, which Awards may be freely transferred by the recipient upon prior written notice to the Company)" after the words "An Award" at the beginning of the first sentence in the paragraph.

         5. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

         6. This Amendment to the Plan shall be effective when approved by the Board. Unless this Amendment to the Plan is approved by the affirmative votes of the holder of shares having a majority of the voting power of all shares represented at a meeting duly held in accordance with Delaware law within twelve
(12) months after being approved by the Board, this Amendment and all Awards granted under it shall be void and of no force and effect.

As approved by the Board of Directors of the Company on November 8, 1996, subject to stockholder approval.